Exhibit 10.1

DIRECTOR:

DATE OF GRANT: April 29, 2005

NUMBER OF SHARES: 555

BANK OF HAWAII CORPORATION

AMENDED AND RESTATED DIRECTOR STOCK COMPENSATION PLAN

*                    *                    *

RESTRICTED STOCK AGREEMENT

1.     Definitions.

1.1           “Agreement” means this Restricted Stock Agreement.

1.2           “Board” means the Board of Directors of the Company.

1.3           “Change in Control” means, and shall be deemed to have occurred, if:

(a)  any Person, excluding employee benefit plans of the Company or any of its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Company securities representing 25 percent or more of the combined voting power of the Company’s then outstanding securities (“Voting Power”);

(b)  the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty percent (60%) of the combined Voting Power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;

(c)   the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or

(d)   during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied).

1.4       “Common Stock: means the common stock par value $0.01 per share, of the Company.

1.5       “Company” means Bank of Hawaii Corporation, and any successor thereto.

1.6       “Date of Grant” means the date set forth as the “Date of Grant” on page 1 of this Agreement.

1.7       “Disability” means the Director’s permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

1.8       “Director” means the person identified as the “Director” on page 1 of this Agreement.

1.9       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.10     “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.

1.11     “Plan” means the Bank of Hawaii Corporation Amended and Restated Director Compensation Plan, as amended from time to time.

1.12     “Restricted Shares” means the shares of Common Stock granted to the Director pursuant to Section 2 hereof

1.13     “Restriction Period” means the period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant.  Notwithstanding the foregoing, the Restriction Period shall end immediately upon the occurrence of a Change in Control.

2.     Award of Restricted Shares.  Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Director  that number of shares of Common Stock (“Restricted Shares”) identified as the “Number of Shares” on page 1 of this Agreement.  During the Restriction Period, each certificate representing Restricted Shares shall be held by the Company or its designee and shall contain the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the Bank of Hawaii Corporation Amended and Restated Director Stock Compensation Plan and an Agreement entered into between the registered owner and Bank of Hawaii Corporation.  Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of Bank of Hawaii Corporation.”

2.     Terms, Conditions and Restrictions.  Restricted Shares shall be subject to the following terms, conditions and restrictions in addition to those contained in the Plan:

3.1       Prohibitions Against Sale, Assignment, etc.  Restricted Shares, the right to vote Restricted Shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restriction Period with respect to such Restricted Shares.

3.2       Forfeiture.  In the event of the Director’s termination of membership on the Board prior to the lapse of the Restriction Period, the Restricted Shares shall be forfeited by the Director to the Company and neither the Director nor any successors, heirs, assigns or personal representatives of the Director shall thereafter have any further rights or interest in such Restricted Shares or the certificates representing such Restricted Shares.

3.3       Termination of Restrictions.  In the event the Restriction Period shall terminate with respect to particular Restricted Shares and such Restricted Shares shall not theretofore have been forfeited to the Company, then the Company shall reissue the certificate representing such Restricted Shares without the legend referred to in Section 2 of this Agreement and shall deliver such certificate to the Director or his legal representative.

3.4       Effect of Death or Disability.  If the Director’s membership on the Board terminates during the Restriction Period due to death or Disability, the Restriction Period shall be treated as having expired immediately prior to such death or disability.

3.5       Withholding.  The Company’s obligation to deliver shares of Common Stock upon the termination of the Restriction Period with respect to any Restricted Shares shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements.

4.     Legends.  The Director agrees that the certificates evidencing the shares of Common Stock may include any legend which the Board deems appropriate to reflect the transfer and other restrictions contained in the Plan, this Agreement, or to comply with applicable laws.

5.     Rights as Stockholder.  Except as provided in Section 3 hereof, the Director shall have all the rights and privileges of a stockholder with respect to the Restricted Shares, including (but not limited to) the right to vote the Restricted Shares and the right to receive dividends.   All such rights and privileges shall cease upon forfeiture of the Restricted Shares.

6.     Board Membership.  Neither the grant or issuance of Restricted Shares pursuant to this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to retain the Director as a member of the Board for any period.

7.     Subject to the Plan.  The Restricted Shares and this Agreement are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, the Restricted Shares and this Agreement are subject to any rules and regulations promulgated by the Board in accordance with its authority under the Plan.

8.     Governing Law.  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Hawaii without giving effect to the principles of conflicts of laws.

9.     Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ATTEST:		BANK OF HAWAII CORPORATION

By:

ACCEPTED AND AGREED TO
AS OF THE DATE OF GRANT:
DIRECTOR